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                                                                    EXHIBIT 4.30

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT
                           [Revolving Line of Credit]

         THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT made on this day of January, 2002, by and among NORTHERN TRUST BANK OF FLORIDA, N.A. ("Lender"), SUN HYDRAULICS CORPORATION, a Florida corporation ("Borrower"), and SUN HYDRAULIK HOLDINGS LIMITED, a corporation organized and existing under the laws of the United Kingdom, SUN HYDRAULICS LIMITED, a corporation organized and existing under the laws of the United Kingdom, and SUN HYDRAULIK GMBH, a corporation organized and existing under the laws of Germany (collectively referred to herein as "Guarantors").

                                   WITNESSETH:

         WHEREAS, Lender has made a revolving line of credit loan to Borrower in the maximum principal amount of $7,500,000.00 ("Loan"), which loan is evidenced by a modification renewal master note of even date herewith in the principal amount of $7,500,000.00 ("Note"), and

         WHEREAS, in connection with making the Loan, Borrower, Guarantors, and Lender entered into a loan agreement dated July 23, 2000, which was amended by an amended and restated loan agreement dated November 1, 2000 ( "Original Loan Agreement"), and

         WHEREAS, Borrower has requested Lender to modify certain terms of the Original Loan Agreement and other loan documents, and Lender has agreed to do so provided that Borrower modify the terms of the Original Loan Agreement by entering into this Second Amended and Restated Loan Agreement ("Loan Agreement"),

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein contained, the parties hereto agree that the Original Loan Agreement is amended and restated in its entirety as follows:

         1. LOAN TO BORROWER; EXECUTION OF LOAN DOCUMENTS. Lender agrees, in accordance with the terms of this Agreement, to make the Loan to Borrower. Concurrently herewith, Borrower has executed the Note, and other documents related to the Loan. Guarantors have each executed separate guaranties of the Loan ("Guaranties"). The Note, Guaranties, this Loan Agreement and other documents executed in connection with the Loan are collectively referred to herein as the "Loan Documents."

         2. COSTS AND EXPENSES. Borrower shall pay all costs and expenses incurred in connection with preparation for, closing, and servicing the Loan including, without limitation, any legal fees, including the fees of Lender's counsel, intangible taxes, documentary taxes, recording costs, and document preparation fees.

         3. REPRESENTATIONS AND WARRANTIES. To induce Lender to make the Loan, Borrower makes the following representations and warranties:


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                  A.       The financial information for Borrower and each
Guarantor furnished to Lender in connection with Borrower's application for the Loan is complete and accurate. There has been no material nor adverse change in the financial condition of either Borrower or any guarantor or other obligor of the Loan from that reflected on such financial information.

                  B. Borrower is a duly organized corporation, existing and in good standing under the laws of the State of Florida, has corporate power to carry on the business in which it is engaged, and the obtaining and performing of the Loan has been duly authorized by all necessary actions of the board of directors and shareholders of the corporation under applicable law, and do not and will not violate any provisions of applicable law or any of its organizational documents.

                  C. The obtaining and performing of the Loan does not and will not result in a breach of, constitute a default under, require any consent under, or result in the creation of any lien, charge, or encumbrance upon any property of Borrower pursuant to any instrument, order, or other agreement to which Borrower is a party or by which Borrower, any of its officers as such, or any of its property is bound.

                  D. There are no judgments, liens, encumbrances, or other security interests outstanding against Borrower or any of its subsidiaries, or any of their properties other than those disclosed to Lender in connection with Borrower's request for the Loan, nor is there any pending or, to Borrower's knowledge, threatened litigation that is reasonably likely to give rise to any such judgment, lien or encumbrance.

                  E. Neither Borrower nor any Guarantor, or any of their respective subsidiaries have incurred any debts, liabilities, or obligations (whether direct or contingent) nor committed themselves to incur any debts, liabilities, or obligations other than those disclosed to Lender in connection with Borrower's request for the Loan or shown on the financial statements submitted to Lender.

                  F. Neither Borrower nor any Guarantor, or any of their respective subsidiaries have made any assignment for the benefit of their creditors, admitted in writing their inability to pay their debts as they become due, filed a petition of bankruptcy or been adjudicated bankrupt or insolvent, or filed a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, receivership or similar relief under any statute, law or regulation.

                  G. There are no actions, suits or proceedings pending or, to Borrower's knowledge, threatened against or affecting Borrower or any Guarantor, or any of their respective subsidiaries, at law or in equity, or before or by any governmental authorities, and neither Borrower nor any Guarantor, or any of their respective subsidiaries is in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

                  H. The obtaining of the Loan and the consummation of all other transactions contemplated by the Loan Documents, and performance under the Loan Documents, will not result in any breach of, or constitute a default under, any mortgage, indenture, lease, loan, credit


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agreement or any other contract or instrument to which the Borrower or any of its subsidiaries is a party or by which their properties may be bound or affected.

         4. GUARANTORS' REPRESENTATIONS AND WARRANTIES. To induce Lender to make the Loan, each Guarantor makes the following representations and warranties:

                  A. The financial information for each Guarantor furnished to Lender in connection with Borrower's application for the Loan is complete and accurate. There has been no material nor adverse change in the financial condition of any Guarantor from that reflected on such financial information.

                  B. The obtaining and performing of the Loan does not and will not result in a breach of, constitute a default under, require any consent under, or result in the creation of any lien, charge, or encumbrance upon any property of any Guarantor pursuant to any instrument, order, or other agreement to which a Guarantor is a party or by which a Guarantor or any of its property is bound, other than those created by the Loan Documents.

                  C. There are no judgments, liens, encumbrances, or other security interests outstanding against a Guarantor or any of its property other than those disclosed to Lender in connection with Borrower's request for the Loan, nor is there any pending or, to Guarantor's knowledge, threatened litigation that could or will give rise to any such judgment, lien or encumbrance.

                  D. No Guarantor has incurred any debts, liabilities, or obligations (whether direct or contingent) and has not committed to incur any debts, liabilities, or obligations other than those disclosed to Lender in connection with Borrower's request for the Loan or shown on the financial statements submitted to Lender.

                  E. No Guarantor has made any assignment for the benefit of his creditors, admitted in writing its inability to pay its debts as they become due, filed a petition of bankruptcy or been adjudicated bankrupt or insolvent, or filed a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, receivership or similar relief under any statute, law or regulation.

                  F. There are no actions, suits or proceedings pending or, to Guarantor's knowledge, threatened against or affecting any Guarantor, at law or in equity, or before or by any governmental authorities, and Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

                  G. The obtaining of the Loan and the consummation of all other transactions contemplated by the Loan Documents, and performance under the Loan Documents, will not result in any breach of, or constitute a default under, any mortgage, indenture, lease, loan, credit agreement or any other contract or instrument to which any Guarantor is a party or by which its property may be bound or affected.


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         5.       AFFIRMATIVE COVENANTS. Borrower will:

                  A. Preserve and keep in force all licenses, permits, and franchises necessary for the proper conduct of its business and duly pay and discharge all taxes, assessments, and governmental charges upon Borrower or against Borrower's property before the date on which penalties attach thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings.

                  B. Furnish to Lender (i) within 90 days after the close of each fiscal year a consolidated annual profit and loss statement and balance sheet on Borrower and its subsidiaries reviewed by an independent certified public accountant who is satisfactory to Lender; (ii) within 30 days after filing each year, an executed copy of Borrower's Federal income tax return, and if any extensions have been filed, copies of each Extension Notice shall be furnished to Lender within 30 days of filing; and (iii) such other information reflecting the financial condition of Borrower and/or its subsidiaries as Lender may request from time to time.

                  C. Permit any representative or agent of Lender to examine and audit any or all of Borrower's books and records when requested by Lender.

                  D. Inform Lender immediately of any material adverse change in the financial condition of Borrower or any of its subsidiaries. Borrower will also promptly inform Lender of any litigation or threatened litigation which might substantially affect Borrower's financial condition.

                  E. Maintain Borrower's property and equipment in a state of good repair.

                  F. Maintain Borrower's net working capital, on a consolidated basis ("Net Working Capital") in an amount not less than $2,000,000.00 and a current ratio ("Current Ratio") of not less than 1.2:1.0 at all times during the term of this Agreement. For the purposes of this Agreement, Net Working Capital shall mean the excess of Borrower's current assets over current liabilities, on a consolidated basis with its subsidiaries, which shall be determined in accordance with generally accepted accounting principles as consistently applied in the preparation of Borrower's previous financial statements, and Current Ratio shall mean the quotient of current assets divided by current liabilities, on a consolidated basis with its subsidiaries.

                  G. Maintain Borrower's Tangible Net Worth at a minimum of $35,000,000.00 ("Minimum Tangible Net Worth") for the fiscal year 2001. Borrower's Minimum Tangible Net Worth as of each fiscal year-end thereafter shall increase by at least 50% of Borrower's reported net income for the immediately preceding fiscal year. For the purposes of this Agreement, Tangible Net Worth shall mean (i) the aggregate amount of assets shown on the balance sheet of Borrower at any particular date (but excluding from such assets capitalized organization and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses, amounts due from officers, directors, stockholders and affiliates, and such other assets as are properly classified "intangible assets" under generally


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accepted accounting principles) less (ii) liabilities at such date, all computed in accordance with generally accepted accounting principles applied on a consistent basis.

                  H. Maintain Borrower's Total Liabilities to Tangible Net Worth ratio, on a consolidated basis with its subsidiaries throughout the term of the Loan at a minimum of 1.5:1.0 at all times during the term of this Agreement. For purposes of this Agreement, the term "Liabilities" shall mean Borrower's liabilities as computed in accordance with generally accepted accounting principles.

                  I. Maintain Borrower's debt service coverage ratio, on a consolidated basis with its subsidiaries ("Debt Service Coverage Ratio") throughout the term of the Loan at a minimum of 1.25:1.0 on a calendar year basis for all operations of the Borrower and its subsidiaries, computed as follows: net profits plus interest, plus depreciation, all divided by interest plus current maturities of long term debt and capitalized leases, plus unfunded capital expenditures and advances/withdrawals made to shareholders of Borrower and/or its subsidiaries.

         6.       GUARANTORS' AFFIRMATIVE COVENANTS. Each Guarantor will:

                  A. Furnish to Lender (i) within 90 days after the close of each calendar year, a financial statement, including income information and contingent liabilities, certified to Lender; (ii) within 30 days after filing each year, an executed copy of Guarantor's Federal income tax return; and (iii) such other information reflecting the financial condition of Guarantor as Lender may request from time to time. In the event such financial statements disclose a material, adverse change in the financial condition of Guarantor from the conditions set forth in any prior financial statement of Guarantor theretofore furnished to Lender, same shall constitute a default which shall entitle Lender to all of the rights and remedies provided for in the Note, or other Loan Documents.

                  B. Permit any representative or agent of Lender to examine and audit any or all of Guarantor's books and records when requested by Lender.

                  C. Inform Lender immediately of any material adverse change in the financial condition of Guarantor. Each Guarantor will also promptly inform Lender of any litigation or threatened litigation which might substantially affect such Guarantor's financial condition.

         7. NEGATIVE COVENANTS. Neither Borrower nor any of its subsidiaries will, without prior written consent of Lender:

                  A. Collaterally assign, mortgage, pledge, encumber, or grant any security interest in any of its assets, whether now owned or hereafter acquired.

                  B. Enter into any merger or consolidation, or sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets, whether now owned or hereafter acquired.


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                  C.       Change the name in which it does business without
providing Lender prior written notice thereof.

                  D. Move its principal place of business without giving written notice thereof to Lender at least 30 days prior thereto.

                  E. Incur any new debt whether secured or unsecured, except trade debt for the purchase of equipment which does not exceed $100,000.00 for any item of equipment, and trade debt for the purchase of inventory.

                  F. Execute any guarantees or assumptions of any debt, or endorse any obligations, except that Borrower may guaranty any trade debt for the purchase of equipment which does not exceed $100,000.00 for any item of equipment, and trade debt for the purchase of inventory which is incurred by a subsidiary of Borrower.

                  G.       Enter into any asset sale/leaseback arrangement.

         8. EVENTS OF DEFAULT. The Lender shall have the option to declare the entire unpaid balance due on the Loan without notice of any kind, if any of the following events occur:

                  A. Failure or omission to pay, within fifteen (15) days after payment is due, the Note (or any installment of principal or interest thereunder).

                  B. Default in the payment (other than payment of principal and interest) or performance of any obligation, covenant, agreement or liability contained or referred to in the Loan Agreement, Note, Guaranties, or any other Loan Document, or upon the existence or occurrence of any circumstance or event deemed a default under the Note or any other Loan Document, where such default is not cured within 30 days.

                  C. Any warranty, representation or statement made or furnished by Borrower or Guarantors for the purpose of inducing Lender to make the Loan proves to have been false in any material respect when made or furnished.

                  D. The default by Borrower or any party obligated under the Note or any guaranty thereof in the payment or performance of any obligation, covenant, agreement, or liability contained in any other mortgage, note, obligation or agreement held by Lender, including but not limited to that certain loan in the amount of $3,871,754.35 made by Lender to Borrower, evidenced by a modification note of even date hereof, and that certain mortgage loan in the current principal amount of $4,425,219.37, evidenced by a modification note of even date herewith.

                  E. The death, dissolution, termination of existence, insolvency, or business failure of Borrower, or any party obligated under the Note or Guaranties.


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                  F.       The assignment for the benefit of creditors or the
commencement of any proceedings in bankruptcy or insolvency by or against Borrower or by or against any person obligated under the Note or Guaranties.

                  G. The determination by Lender that a material adverse change has occurred in the financial condition of Borrower or any person obligated under the Note or any guaranty thereof, from the conditions set forth in the most recent financial statement of such person heretofore furnished to Lender or from the condition of such person as heretofore most recently disclosed to Lender in any manner.

                  H. The failure by Borrower or any party obligated under the Note or Guaranties thereof to make any payment of principal or interest when due under any obligation to any other creditor, if such failure continues beyond any applicable grace period; provided, however, that the aggregate outstanding obligation is in excess of $100,000.00, and is not being contested in good faith.

                  I. Any substantial part of the inventory, equipment, or other property of Borrower, real or personal, is damaged or destroyed and the damage or destruction is not covered by collectible insurance.

                  J. Borrower suffers or permits any lien, encumbrance, or security interest to arise or attach to any of Borrower's property, which is not satisfied within 30 days.

                  K. Any judgment is entered against Borrower that is not satisfied or appealed within 30 days.

                  L. Falsity in any material respect of, or any material omission in, any representation or statement made to Lender by or on behalf of Borrower or any person obligated under the Note or any guaranty thereof, in connection with the Loan.

         9. REMEDIES UPON DEFAULT. Upon the occurrence, or the discovery by Lender of the occurrence, of any of the foregoing events, circumstances, or conditions of default, Lender shall have, in addition to its option to accelerate to maturity the full unpaid balance of the Loan, all of the rights and remedies under applicable law, and in addition shall have the following specific rights and remedies:

                  A. To exercise Lender's right of set-off against any account, fund, or property of any kind, tangible or intangible, belonging to Borrower which shall be in Lender's possession or under its control.

                  B. To cure such defaults, with the result that all costs and expenses incurred or paid by Lender in effecting such cure shall be additional charges on the Loan, shall bear interest at the highest rate permitted by law, and shall be payable upon demand.

         10. ATTORNEYS' FEES AND COSTS. Borrower promises and agrees to pay all costs of collection and attorneys' fees, including fees for appellate proceedings, bankruptcy proceedings


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or otherwise, incurred or paid by Lender in enforcing this Agreement or preserving any right or interest of Lender hereunder.

         11. WAIVER. No failure or delay on the part of Lender in exercising any power or right hereunder, and no failure of Lender to give Borrower notice of a default hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of this Agreement or any instrument executed pursuant hereto or consent to any departure by Borrower from this Agreement or such instrument shall in any event be effective unless the same shall be in writing, and such waiver or consent shall be effective only in the specific instance and for the particular purpose for which given.

         12. BENEFIT. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns. Lender may assign this Agreement in whole or in part. Borrower may not assign this Agreement or its obligations hereunder without Lender's written consent.

         13. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, and any litigation arising out of or relating to this Agreement or the Loan shall be commenced and conducted in the courts of the State of Florida or in the federal courts of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement on the day and year first above written.


                                       SUN HYDRAULICS CORPORATION,
                                       a Florida corporation



                                       By:      /s/ Allen Carlson
                                          --------------------------------------
                                          Allen Carlson
                                          As its President


                                                      BORROWER

                                       NORTHERN TRUST BANK OF FLORIDA, N.A.



                                       By:      /s/ Terence E. McGannon
                                          --------------------------------------
                                          Terence E. McGannon
                                          As its Vice President


                                                      LENDER


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                                       SUN HYDRAULIK HOLDINGS LIMITED,
                                       a corporation organized under the laws
                                       of the United Kingdom



                                       By:      /s/ Clyde G. Nixon
                                          --------------------------------------
                                          Clyde G. Nixon
                                          As its Deputy Chairman



                                       SUN HYDRAULIKS LIMITED,
                                       a corporation organized under the laws
                                       of the United Kingdom



                                       By:      /s/ Clyde G. Nixon
                                          --------------------------------------
                                          Clyde G. Nixon
                                          As its Director



                                       SUN HYDRAULIK GmbH,
                                       a corporation organized under the laws
                                       of Germany



                                       By:      /s/ Wulf Stegelmann
                                          --------------------------------------
                                          Wulf Stegelmann
                                          As its Geschaftsfuhrer

                                                   GUARANTORS



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